Exhibit 4.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO THE SECURITIES ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 2511, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Warrant No.

EXAGEN DIAGNOSTICS, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that, for value received,                                     , together with is permitted successors and assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this warrant (this “Warrant”) and on or prior to                     , 2026 (the “Expiration Date”), but not thereafter, to subscribe for and purchase from Exagen Diagnostics, Inc., a Delaware corporation (the “Company”),                                      (                    ) shares of Common Stock in the Company (the “Shares”) at an exercise price of $0.01 per share (the “Exercise Price”), subject to adjustment as provided herein. This Warrant is one of a series of warrants issued pursuant to that certain Series E Preferred Stock Purchase and Exchange Agreement dated January 19, 2016, by and among the Company and the entities and persons listed on the Schedules thereto (the “Purchase Agreement”), and the Holder and the Company shall be bound by all the terms, conditions and provisions of the Purchase Agreement.

1. Exercise of Warrant.

(a) Unless earlier terminated under Section 7, the purchase rights represented by this Warrant to purchase Shares are exercisable, in whole or in part, before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased).

(b) Unless earlier terminated under Section 7, in lieu of exercising this Warrant by payment of cash or check pursuant to Section 1(a), the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

	X =	Y (A-B)
A

Where,	X =	the number of Shares to be issued to Holder;

	Y =	the number of Shares for which the Warrant is being exercised;

	A =	the fair market value of one Share; and

	B =	the Exercise Price.

For purposes of this Section 1(b), the fair market value of a Share shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such price shall be determined in good faith by the Company’s Board of Directors. If the Shares are traded on the over-the-counter market or on an exchange, the fair market value of a Share shall be the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange).

(c) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or such other name as specified on the Notice of Exercise delivered to the Company:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled; and

(ii) in case such exercise is in part only, a Warrant or Warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustments therein) to the number of Shares called for on the face of this Warrant minus the number of such Shares purchased by the Holder upon such exercise as provide in Sections 1(a) or (b) above.

2. Shares to be Fully Paid; Reservation of Shares . The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free from all taxes, liens and charges in respect of the issue thereof. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved (or will have provided for the ability to accomplish the same through a voting contract amongst sufficient stockholders), for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Shares, or other securities and property, when and as required for the exercise of the rights represented by this Warrant.

3. Adjustment of Exercise Price and Number of Shares . The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted as herein provided the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(a) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the Shares, into a different number of securities of the same class, the number of Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change the Shares into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to receive the kind and number of Shares or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of the event described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(c) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares will be made to the Exercise Price under this Warrant.

(d) De Minimus Adjustments. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a cent and to the nearest one-hundredth of a Share, as the case may be.

(e) Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid or by reputable overnight express courier (charges prepaid) or by facsimile (with confirmation of transmittal) or electronic mail, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the signature page hereof (or such other address as the Holder may designate by advance written notice to the Company). The notice shall be signed by the Company’s chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f) Other Notices. If at any time:

(i) The Company shall declare any cash dividend upon its Shares;

(ii) There shall be any acquisition or capital reorganization or reclassification of the capital stock of the Company;

(iii) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv) There shall be an initial public offering of the Company’s securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid or by reputable overnight express courier (charges prepaid) or by facsimile (with confirmation of transmittal) or electronic mail, addressed to the Holder of this Warrant at the address of such Holder as shown on the signature page hereof (or such other address as the Holder may designate by advance written notice to the Company), (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such acquisition, reorganization, reclassification, dissolution, liquidation, winding-up or public offering, and (b) in the case of any such acquisition, reorganization, reclassification, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such acquisition, reorganization, reclassification, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

5. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or such other name as specified on the Notice of Exercise delivered to the Company.

6. No Rights as Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

7. Effect of Certain Events and Transactions.

(a) If this Warrant shall not have been exercised in full before the Expiration Date, then this Warrant shall be automatically exercised, without further action on the part of the Holder, in full (and the Holder shall be deemed to have become a holder of the Shares issuable upon such automatic exercise) on and as of the date on which the Expiration Date is scheduled to occur unless, at any time before the Expiration Date, the Holder shall notify the Company in writing that no such automatic exercise is to occur. Unless the Holder otherwise notifies the Company in writing, the Holder shall be deemed to have elected to pay the Exercise Price due in connection with such automatic exercise pursuant to this Section 7(a) pursuant to the provisions of Section 1(b). If the Holder has advised the Company in writing before the Expiration Date that no automatic exercise under this Section 4(c) is to occur, then this Warrant shall become void, and all rights to exercise the unexercised portion of this Warrant and all rights in respect of such unexercised portion of this Warrant shall cease immediately after the Expiration Date.

(b) If there shall be a Liquidation (as defined in the Company’s certificate of incorporation, as amended and/or restated from time to time) of the Company while this Warrant remains outstanding pursuant to which the price per share to be paid or distributed for or in respect of shares of the Company’s capital stock of the same class and series as the Shares is less than the Exercise Price in effect at the time immediately preceding the consummation of such Liquidation and such consideration is in the form of all cash and/or marketable securities, then this Warrant shall automatically terminate as of the time immediately following the consummation of such Liquidation.

(c) Except as is provided in Section 7(d), in the event of a Liquidation of the Company while this Warrant remains outstanding pursuant to which the per share price to be paid or distributed for or in respect of shares of the Company’s capital stock of the same class and series as the Shares is greater than the Exercise Price in effect at the time immediately preceding the consummation of such Liquation and such consideration is in the form of all cash and/or marketable securities, the Holder may by written notice to the Company (an “Election Notice”) either:

(i) give notice of its intent to exercise this Warrant in advance of such Liquidation (and may condition such exercise on the consummation of such Liquidation) by returning the Notice of Exercise annexed hereto duly executed by or on behalf of such Registered Holder; or

(ii) in lieu of exercising this Warrant in advance of such Liquidation and receiving the consideration which the holder of the Shares issuable on such conversion of this Warrant would receive in connection with such Liquidation Event (the “Event Consideration”), surrender this Warrant for cancellation and receive, in redemption of and in exchange for this Warrant, an amount equal to the difference between (i) the Event Consideration with respect to the Shares for which this Warrant is exercisable immediately prior to the consummation of such Liquidation, minus (ii) the aggregate Exercise Price of the Shares for which this Warrant was exercisable immediately prior to the consummation of such Liquidation (the “Net Warrant Event Consideration”).

(d) If, in connection with such Liquidation, the price per share to be paid or distributed for or in respect of shares of the Company’s capital stock of the same class and series as the Shares is greater than the Exercise Price in effect at the time of immediately preceding the consummation of such Liquidation, such consideration is in the form of all cash and/or marketable securities and the Holder has not, prior to the time immediately preceding the consummation of such Liquidation, provided an Election Notice, then (x) the Holder shall be deemed to have elected to surrender this Warrant for cancellation and to receive, in redemption of and in exchange for this Warrant, an amount equal to the Net Warrant Event Consideration, and (y) this Warrant shall be terminated and of no further force immediately after the consummation of such Liquidation other than as evidence the Holder’s right to receive the Net Warrant Event Consideration. In lieu of the foregoing, the Company may provide in the definitive agreements governing such Liquidation that the Holder shall be entitled receive an amount equal to the Net Warrant Event Consideration in exchange for and upon surrender of this Warrant.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if this Warrant had been issued and delivered by the Company on the date set forth below.

(b) Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c) Restrictions. By acceptance hereof, the Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon their resale imposed by state and federal securities laws, and that certain Fifth Amended and Restated Stockholders’ Agreement, as it may be amended from time to time.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e) Waivers and Amendments. This Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 55% of the Shares issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement; provided, that: (i) any such amendment, waiver or consent shall apply with equal force to all of the Warrants issued pursuant to the Purchase Agreement and the holders of such Warrants; (ii) except for any amendment, waiver or consent which applies with equal force to all of the Warrants issued pursuant to the Purchase Agreement and the holders of such Warrants with respect to the operation of any of the provisions of such Warrants that require an adjustment to the Exercise Price and the number and kind of shares of stock or other securities or property deliverable upon the exercise of this Warrant upon the occurrence of any specified event, transaction, condition or circumstance, the written consent of the Holder shall be required for any amendment, waiver or consent that would (x) increase the Exercise Price or decrease the number or type of shares of stock or other securities or property purchasable at the time of such amendment, waiver or consent upon exercise of this Warrant, or (y) impair the Holder’s right to exercise this Warrant or the effect of Section 7; and (iii) no consideration or other accommodation is paid or provided to any holder of such Warrants in connection with or related to such amendment, waiver or consent that is not also offered to the Holder. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon Holder of this Warrant (and of any Shares into which this Warrant is exercisable), and each future holder of all such securities and the Company.

(f) Assignment. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Date: ______________, 2016	EXAGEN DIAGNOSTICS, INC.
a Delaware corporation

By:
	Name:	Fortunato Ron Rocca
	Title:	Chief Executive Officer

Address: 1261 Liberty Way
Vista, CA 92081

ACKNOWLEDGED AND AGREED:

[NAME OF HOLDER]

By:
Name:
Title:

Address:

Facsimile No.:

EXAGEN DIAGNOSTICS, INC.

WARRANT TO PURCHASE SHARES OF

COMMON STOCK

NOTICE OF EXERCISE

TO:	Exagen Diagnostics, Inc.
1261 Liberty Way
Vista, CA 92081
ATTN: Secretary

1. The undersigned hereby elects to purchase                      shares of Common Stock (the “Shares”) of Exagen Diagnostics, Inc. pursuant to the terms of the attached Warrant, and makes payment in the form of (check applicable box or boxes):

☐ $                     in lawful money of the United States; and/or

☐ the cancellation of such portion of the attached Warrant as is exercisable for a total of                      Warrant Shares (using a fair market value of $                     per share for purposes of this calculation); and/or

☐ the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares. [THIS PROVISION TO BE REMOVED IN THE EVENT OF EXERCISE IN CONNECTION WITH A LIQUIDATION]

(Date)	(Signature)

(Print Name)